Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of January 21, 2026 (“Effective Date”), by and between 901 CORPORATE CENTER, LP, a California limited partnership (“Seller”), and FOCUS UNIVERSAL INC., a Nevada corporation and/or its assignee (“Buyer”).

RECITALS

A. Seller is the owner of that certain real property located at 901 Corporate Center Drive, Monterey Park, California, which real property is more particularly described in Exhibit A attached hereto (the “Land”), together with (i) the improvements located upon the real property consisting of an approximately 100,743 sq. ft. office and commercial building and a four-level parking structure (the “Improvements”, and together with the Land, the “Real Property”), (ii) the leases (the “Tenant Leases”) between Seller, as landlord, and the tenants shown on the rent roll attached hereto as Exhibit B, as tenants, (iii) all Contracts (as defined below) to which Seller is a party and which affect only the Property, to the extent Buyer has elected to assume any such Contract(s) as of Closing as provided in this Agreement (the “Assumed Contracts”), and (iv) all of Seller’s right, title and interest in and to any and all personal property owned by Seller and located within and used in connection with the Building (the “Personal Property”). (The Real Property, including the Improvements, the Tenant Leases, the Assumed Contracts and the Personal Property are collectively referred to herein as the “Property”).

D. Subject to the terms and conditions of this Agreement, Seller desires to sell, transfer, convey and assign to Buyer, and Buyer desires to purchase, accept and assume from Seller, all of Seller’s right, title and interest in and to the Property.

NOW, THEREFORE, for and in consideration of the foregoing Recitals and the terms, covenants and conditions of this Agreement, and for valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

TERMS AND CONDITIONS

1. PURCHASE AND SALE OF THE PROPERTY. Buyer hereby agrees to purchase the Property from Seller, and Seller hereby agrees to sell the Property to Buyer, on the terms and conditions set forth herein.

2. PURCHASE PRICE. The purchase price for the Property shall be the sum of Seventeen Million Seven Hundred Thousand and 00/100 Dollars ($17,700,000.00) (the “Purchase Price”). The Purchase Price shall be payable in the following manner:

2.1 Deposit. Buyer shall deposit with Escrow Holder (as hereinafter defined) by federal funds wire transfer, within five (5) Days following the Effective Date, a deposit in the amount of FIVE HUNDRED TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($525,000.00) (together with earned on such deposit, the “Deposit”). If for any reason whatsoever Buyer fails to timely deliver the Deposit to Escrow Holder, this Agreement shall automatically terminate and neither party shall have any further rights or obligations hereunder. Following the expiration of the Due Diligence Period (as defined in Section 3.1(a) below) and Financing Contingency Period (as defined in Section 3.4 below) without any termination of this Agreement by Buyer, the Deposit shall become fully non-refundable to Buyer absent a termination of this Agreement as a result of a default by Seller, or due to condemnation or casualty in accordance with the terms and provisions of this Agreement.

2.2 Balance. The balance of the Purchase Price (plus Buyer’s share of closing costs and prorations as described in this Agreement) shall be deposited into Escrow by Buyer on or before the close of business of Escrow Holder on the Business Day immediately prior to the Closing in the form of federal funds wire transfer to an account designated by Escrow Holder, and shall be delivered to Seller as part of the Purchase Price at the Closing.

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2.3 Interest Payments on Deposit. Upon receipt of the Deposit, Escrow Holder shall deposit such funds in an interest bearing account, with interest thereon to accrue to Buyer, provided that any interest so earned shall be deemed to be a part of the Deposit.

2.4 Independent Consideration. An amount equal to One Hundred and No/100 Dollars ($100.00) of the Deposit shall be considered as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), which shall be retained by Seller in all instances. The Independent Consideration shall be nonrefundable under all circumstances and shall not be applied to the Purchase Price at Closing. Buyer and Seller expressly acknowledge and agree that (a) the Independent Consideration, plus Buyer’s agreement to pay the costs provided in this Agreement, has been bargained for as consideration for Seller’s execution and delivery of this Agreement and for Buyer’s review, inspection and termination rights during the Due Diligence Period, and (b) such consideration is adequate for all purposes under any applicable law or judicial decision.

3.	DUE DILIGENCE/APPROVAL.

3.1	Due Diligence Period.

(a) Buyer shall have a period of time within which Buyer shall diligently perform such reviews, inspections, and investigations regarding the Property and the condition of title thereto as Buyer deems necessary or appropriate, commencing on the date that Seller delivers all of the Property Information (defined below) to Buyer and continuing until 5:00 p.m. (Pacific time) on the date which is Thirty (30) days from the Effective Date (the “Due Diligence Period”). In order to facilitate Buyer’s reviews, inspections and investigations regarding the Property and the condition of title to the Property, Seller shall produce to Buyer all documents identified on Exhibit C, which is attached hereto and incorporated herein by this reference, including any environmental studies and reports regarding the Property and all of the Tenant Leases, any environmental reports regarding the Property and all of the documents, studies, phase 1, reports and other materials, governmental permits, licenses, development rights, entitlements, approvals, warranties, guarantees, plans, specifications and other materials, to the extent the same are within Seller's possession and control ("Property Information"). To the extent Seller reasonably knows that Seller does not have possession or control of a document identified on Exhibit C, Seller shall disclose to Buyer the existence of all such documents Seller does not have custody or control of as part of its obligation to deliver all of the Property Information herein.

(b) Provided that all such inspections are scheduled in advance through Seller, Seller shall permit Buyer and its agents, contractors, subcontractors, consultants, employees, engineers, legal counsel and other authorized representatives of Buyer who shall inspect, investigate, test or evaluate the Real Property on behalf of Buyer (collectively, “Licensee Parties”), during normal weekday business hours and in a manner which will not unreasonably interfere with the quiet use and enjoyment of the Real Property, to inspect all portions of the Real Property. Buyer shall give Seller not less than two (2) Business Days prior written notice of its intent to enter upon the Real Property and Seller shall have the right, but not the obligation, to be present during all such inspections. All inspections by or on behalf of Buyer shall be at Buyer’s sole cost, and Buyer shall bear all risk and responsibility for any property damage or personal injury caused by such inspections, and hereby agrees to indemnify, hold harmless and defend Seller from any damages caused thereby and from any liens resulting therefrom; provided, however, such indemnification obligation shall not be applicable to Buyer’s mere discovery of any pre-existing adverse physical condition at the Real Property, except to the extent Buyer and/or the Licensee Parties exacerbate such pre-existing condition and then only to the extent of such exacerbation. Prior to entering upon the Real Property, Buyer shall provide to Seller certificates of insurance confirming that Buyer and its authorized representatives have obtained commercial general liability insurance in the face amount of not less than $2,000,000 in the aggregate naming Seller as an additional insured, with respect to any acts or omissions of Buyer and the Licensee Parties at or upon the Real Property.

(c) Prior to the expiration of the Due Diligence Period, if Buyer elects to proceed with the transaction, Buyer shall provide written notice to Seller indicating which of the Contracts, if any, that Buyer elects to assume at Closing, provided that Seller shall have no obligation to assign to Buyer any Contracts which have been entered into by Seller with the service provider thereunder as to multiple properties owned by Seller or entities affiliated with Seller or its direct or indirect beneficial owners. Only those contracts so designated by Buyer in writing shall be the “Assumed Contracts.” Upon Closing, Seller shall be obligated to terminate the Contracts other than the Assumed Contracts.

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3.2 Title Review. As soon as reasonably possible following the Effective Date, Seller shall cause Chicago Title Insurance Company (the “Title Company”) to provide to Buyer a preliminary title report prepared together with copies of all documents referred to as exceptions therein (the “Title Report”). On or before the end of the Due Diligence Period, Buyer shall notify Seller in writing of any disapproved title matter or any disapproved matters disclosed by any survey (the “Survey”) obtained by Buyer (the “Disapproved Title Matters”). All title exceptions set forth in the Title Report and matters shown on the Survey, in either case to the extent not disapproved in accordance with the preceding sentence, shall constitute “Permitted Title Exceptions.” Any failure by Buyer to timely provide notice of any Disapproved Title Matters, shall be deemed Buyer’s approval of all matters shown in the Title Report and the Survey. Within three (3) days after Seller’s receipt of Buyer’s notice of any Disapproved Title Matters, Seller shall notify Buyer in writing of those Disapproved Title Matters that Seller will cure by removing or causing the Title Company to insure or endorse against the same at or prior to the Closing. Seller’s failure to so notify Buyer within said three (3) day period shall be deemed Seller’s election not to cure any Disapproved Title Matters. If Seller elects (or is deemed to have elected) not to cure any Disapproved Title Matters, Buyer shall then have the right to elect, on or prior to two (2) days following Seller’s election or deemed election not to cure the same, either (a) to terminate this Agreement, or (b) to waive its disapproval of such Disapproved Title Matters (in which event such Disapproved Title Matters shall then become Permitted Title Exceptions). Buyer’s failure to deliver a notice of termination or waiver of its disapproval of such Disapproved Title Matters prior to such date will be deemed Buyer’s waiver of its disapproval of such Disapproved Title Matter(s) and election to proceed to the Closing of the purchase of the Property. Notwithstanding any contrary provisions of this Section 3.2, any (i) mortgage or deed of trust liens encumbering the Real Property, (ii) delinquent taxes and assessments, and (iii) mechanics’ liens caused solely by Seller which encumber the Real Property, shall, in any event, all be deemed to constitute Disapproved Title Matters which Seller shall satisfy and remove at or prior to the Closing. In the event that following the expiration of the Due Diligence Period, any new exceptions to title, including any new exceptions based on a Survey obtained by Buyer and provided to the Title Company prior to the expiration of the Due Diligence Period, are disclosed, Buyer shall have the right within two (2) days after receiving notice of the same, to provide notice to Seller in writing that Buyer disapproves of the same, in which case any such disapproved matters shall constitute a Disapproved Title Matter and shall be subject to the foregoing provisions of this Section 3.2 as to Seller’s election to cure or not to cure the same, and Buyer’s election to waive its disapproval of such new Disapproved Title Matter. If Buyer fails to deliver written notice of disapproval of any such new title exception within such two (2) day period, such new matter will be deemed to constitute a Permitted Title Exception. Notwithstanding any provision herein to the contrary, the Closing Date shall be extended such number of days as is necessary to allow for the Seller and Buyer response times as set forth in this Section 3.2 above.

3.3 Approval or Disapproval of the Property. If Buyer disapproves of any matter that is has reviewed in connection with its reviews, inspections and investigations with respect to the Property, Buyer shall prior to 5:00 p.m. (Pacific time) on the date of expiration of the Due Diligence Period, provide to Seller written notice of such disapproval (“Buyer’s Disapproval Notice”), and upon Seller’s receipt of Buyer’s Disapproval Notice, this Agreement shall automatically terminate, Seller shall return the Deposit to Buyer and, except for those provisions of this Agreement which expressly survive termination, neither party shall have any further rights or obligations hereunder. If Buyer fails or elects not to timely deliver Buyer’s Disapproval Notice to Seller and Escrow Holder, Buyer shall be deemed to have approved of the Property and all of Buyer’s reviews, inspections and investigations with respect to the same, and this Agreement shall continue in full force and effect.

3.4 Financing Continency. Subject to the terms and conditions herein, Buyer shall have until 5:00 p.m., Pacific time, on the date that is forty (45) days from the opening of Escrow (the “Financing Contingency Period”) to procure a commitment for financing for the acquisition of the Property (“Financing Contingency”). At or before the end of the Financial Contingency Period, Buyer shall deliver to Seller a removal or waiver of the financial contingency or a notice of termination of this Agreement. Buyer may elect to not remove or waive the financial contingency and elect to terminate the Agreement if Buyer is unable to obtain acquisition financing in form and substance satisfactory to Buyer, all in Buyer’s absolute and sole discretion. If Buyer fails or elects not to timely deliver a removal or waiver of the financial contingency or a notice of termination of Agreement to Seller and Escrow Holder, Buyer shall be deemed to have approved or waived the financial contingency, and this Agreement shall continue in full force and effect. In the event of termination by Buyer or Seller as described above, the Deposit shall be returned to Buyer and the parties shall have no further obligations hereunder except for those provisions of this Agreement that expressly survive termination.

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4.	ESCROW PROVISIONS.

4.1 General Provisions. Within two (2) Business Days following the execution and delivery of this Agreement by both parties, the parties shall open an escrow (the “Escrow”) with Chicago Title Insurance Company (“Escrow Holder”) at its offices at 725 South Figueroa Street, Suite 200, Los Angeles CA 90017, Attention: Jennifer Le Chen, for the completion of the transactions contemplated under this Agreement, by delivering a fully executed copy or executed counterparts of this Agreement to Escrow Holder. Notwithstanding anything to the contrary contained herein, the General Conditions of Escrow Holder attached hereto as Exhibit N are incorporated herein by reference; provided, however, that in the event of any conflict or inconsistency between this Agreement and such General Conditions, the terms of this Agreement shall control. If any requirements relating to the duties or obligations of the Escrow Holder hereunder are unacceptable to the Escrow Holder, or if the Escrow Holder requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as Buyer and Seller shall mutually approve and which do not substantially alter the terms of this Agreement.

4.2 Opening of Escrow. The “Opening of Escrow” shall be deemed to have occurred when a fully executed copy or executed counterparts of this Agreement, are delivered to Escrow Holder. The parties agree to cause the Opening of Escrow within two (2) Business Days after the date this Agreement is executed by both Seller and Buyer.

4.3 Closing Date. “Closing” shall mean the recordation of the Grant Deed (as defined below) in the Office of the County Recorder of Los Angeles, California, provided that the parties may elect to complete the Closing on a deferred “gap” basis, in which case the Closing shall mean that time when Escrow Holder holds and is prepared to record or deliver to the parties, the Grant Deed, the funds required to complete the Closing and all other documents to be delivered by one party to the other, or to Escrow Holder pursuant to this Agreement, and the Title Company is prepared to issue the Title Policy to Buyer as of the Closing, in which case the Grant Deed shall be recorded as soon as reasonably possible on the Business Day following the Closing. The Closing shall occur at 5:00 p.m. (Pacific time) on the date which is Sixty (60) days from the Opening of Escrow, or any earlier date mutually agreed upon by Buyer and Seller (the “Closing Date”). Notwithstanding the foregoing, Seller shall have the option to extend the Close Date for a period of up to fifteen (15) days in order to satisfy the Estoppel Condition set forth in Section 15 by providing written notice to Buyer at least five (5) days prior to the then scheduled Closing Date.

4.4 Costs, Prorations and Escrow Instructions. Costs of the Escrow and the necessary prorations shall be allocated as provided for below.

(a) Costs. Costs of the Closing and the Escrow shall be allocated as follows:

(i) Buyer shall pay the costs of recording the Grant Deed at the Closing.

(ii) Seller shall pay all state, county and city transfer taxes and/or documentary transfer taxes imposed in connection with transfer of Seller’s interests in the Real Property.

(iii) Seller and Buyer shall equally split the fees of the Escrow Holder, including any cancellation costs; provided, however, that should Escrow be terminated as a result of the default of either of the parties hereto, the defaulting party shall pay the entire amount of the Escrow Holder’s cancellation fees and other amounts due the Escrow Holder and the Title Company, and the non-defaulting party shall have no liability therefor.

(iv) The cost of the Title Policy (as defined below) shall be allocated as provided in Section 10.2 below.

(v) All other costs, if any, shall be apportioned in the customary manner for real estate transactions in Los Angeles County, California.

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(b) Prorations. The following prorations shall be made between Seller and Buyer at the Closing, computed as of 12:01a.m. on the date of the Closing, in each instance based on either a 365-day year or, if applicable, the actual number of days in the calendar month in which the Closing occurs. As soon as reasonably possible prior to the Closing, Seller and Buyer shall agree upon all of the prorations to be made and submit a statement to Escrow Holder setting forth the same. To the extent required to give effect to the prorations and provisions set forth herein, this Section 4.4(b) shall survive the Closing.

(i) Taxes. Real and personal property taxes and assessments on the Real Property shall be prorated on the basis that (a) Seller is responsible for all such taxes for each fiscal year of the applicable authorities occurring prior to the current tax year, and that portion of such taxes for the current tax year determined on the basis of the number of days which have elapsed from the first day of the current tax year up to, but not including, the date of the Closing, whether or not the same shall be payable prior to the date of the Closing, and (b) Buyer is responsible for all such taxes for each fiscal year of the applicable authorities following the current tax year, that portion of such taxes for the current tax year determined on the basis of the number of days which have elapsed from and including the date of the Closing through the last day of the current tax year, and any supplemental taxes assessed based on the transaction contemplated by this Agreement (but not any supplemental taxes associated with respect to the period prior to the date of the Closing, which shall be the responsibility of Seller). Any refund of previous payments of such taxes made by the taxing authority as a result of the reduction in such taxes, or any credit provided by the taxing authority with respect to the same, shall be retained by Seller (or paid or credited by Buyer to Seller if Buyer receives such refund or credit).

(ii) Utilities. There shall be no proration of gas, water, electricity, heat, fuel, sewer or other utilities (“Utility Expense”). Buyer shall use commercially reasonable efforts to cause all utility accounts to be transferred to Buyer’s name as of the date of the Closing

(iii) Assumed Contracts. Any payments made under the Assumed Contracts (“Assumed Contract Expense”) shall be prorated as of as of 12:01 a.m. on the date of the Closing. All other Contracts related to the Property to which Seller is a party shall be cancelled as of the Closing, and no prorations shall be made with respect to any Contracts affecting the Property other than the Assumed Contracts.

(iv) Rental Under Tenant Leases. Rents and all additional charges payable by tenants under the Tenant Leases (collectively, “Rents”) collected by Seller prior to Closing shall be prorated as of 12:01 a.m. on the date of the Closing. During the period after Closing, Buyer shall deliver to Seller any and all Rents accrued but uncollected as of the Closing to the extent subsequently collected by Buyer; provided, however, Buyer shall apply Rents received after Closing first to payment of current Rent then due, and thereafter to delinquent Rents, with the delinquent rents owed to Buyer being paid first. Buyer shall continue to invoice tenants for any rental arrearages, if any. Seller will retain the right to pursue any tenants for past due rental amounts following the Closing, as long as Seller does not undertake any effort to cause the removal of such tenants from the Property in connection with pursuing recovery of the rental amounts past due. If, following Closing, Seller receives any Rents that should have been paid to Buyer, then Seller shall promptly deliver such Rents to Buyer.

(v) Security Deposits. The amount of any unapplied security deposits and other deposits under the Tenant Leases held by Seller (other than those held in the form of letters of credit or other security instruments) at the time of Closing shall be credited against the Purchase Price. Any such deposits or security held in the form of letters of credit or other instruments shall be delivered to Buyer upon Closing through Escrow (unless the parties otherwise elect), together with the necessary transfer documentation, and Seller shall otherwise provide Buyer such cooperation (at no cost to Seller, and with Buyer being responsible for any corresponding transfer fees which are not designated as the responsibility of the tenant under the applicable Tenant Lease) as may be reasonably necessary to cause the same to be transferred to or issued in the name of Buyer.

(vi) Common Area Maintenance and Other Charges Payable by Tenants. To the extent that tenants are reimbursing Seller, as landlord, for operating expenses and/or common area maintenance expenses (collectively, “Operating Expenses”), Operating Expenses shall be prorated at Closing and again subsequent to Closing, as of 12:01 a.m. on the date of Closing, on a lease-by-lease basis for each of the Tenant Leases, with each party being entitled to receive a portion of the Operating Expenses payable under each of the Tenant Leases for the year in which Closing occurs, which portion shall be equal to the actual Operating Expenses incurred during each party’s respective periods of ownership of the Property during the year in which the Closing occurs. Five (5) days prior to the Closing, Seller shall submit to Buyer an itemization of the actual Operating Expenses through the preceding month and the amount of Operating Expenses received by Seller as of such date, together with an estimate of Operating Expenses to be incurred to, but not including, the date of the Closing. After the end of the fiscal year in which the Closing occurs, the parties shall work in good faith to complete a reconciliation of the Operating Expense prorations (the “Reconciliation”). Seller shall provide to Buyer an accounting detailing all of the Operating Expenses attributable to the fiscal year in which the Closing occurred that were actually paid by Seller, and Buyer shall provide to Seller an accounting detailing all of the Operating Expenses attributable to the fiscal year in which the Closing. In the event the Reconciliation shows that Seller has received Operating Expenses payments in excess of its actual Operating Expenses, Seller shall pay an amount equal to such amount to Buyer. In the event the Reconciliation shows that Seller has received Operating Expense payments less than its actual Operating Expenses, Seller shall be entitled to receive an amount equal to such deficit from Buyer. Either party owing the other party a sum of money based upon the Reconciliation shall pay said sum to the other party within five (5) days after the completion of the Reconciliation. This Section 4.4.(b)(vi) shall survive the Closing.

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(vii) Adjustment to Prorations. In the event that any prorations, apportionments or computations made under this Section 4.4(b) shall require final adjustment, then the parties shall use their commercially reasonable efforts from time to time following the Closing to make the appropriate adjustments promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto. The obligations of Buyer and Seller under this Section 4.4(b) shall survive the Closing, provided that all such adjustments shall, in any event, be completed within one (1) year after the Closing, except as to any adjustment of real and personal property taxes and assessments as to which the information to make such adjustment has not then been made available.

(c) Escrow Holder. The duties of the Escrow Holder shall be as follows:

(i) To retain and safely keep all funds, documents and instruments deposited with it;

(ii) Upon the Closing, to deliver to the parties entitled thereto all funds, documents and instruments to be delivered through Escrow;

(iii) Upon the Closing, to cause the recordation in the Office of the County Recorder of Los Angeles of all documents to be recorded hereunder, and to obtain conformed copies of same for each of Buyer and Seller;

(iv) Upon the Closing, direct the Title Company to issue the Title Policy to Buyer; and

(v) To comply with the terms of this Agreement and any additional instructions jointly executed by Buyer and Seller.

4.5 Seller’s Deliveries to Escrow. On or before the close of business of Escrow Holder on the last Business Day immediately preceding the Closing, Seller shall deliver to Escrow Holder the following instruments (notarized and in recordable form as required by the Title Company) to consummate the sale of the Property:

(a) A duly executed and acknowledged Grant Deed in the form attached hereto as Exhibit C (“Grant Deed”) conveying fee title to the Real Property to Buyer;

(b) Two (2) counterpart originals to the Assignment and Assumption of Leases in the form attached hereto as Exhibit D (“Assignment and Assumption of Leases”) assigning Seller's interest in all Leases to Buyer;

(c) Two (2) counterpart originals to the Bill of Sale in the form attached hereto as Exhibit E (“Bill of Sale”), transferring to Buyer all of Seller’s right, title and interest in and to the Personal Property;

(d) Two (2) counterpart originals of the Assignment and Assumption of Contracts, in the form attached hereto as Exhibit F, assigning to Buyer and pursuant to which Buyer assumes, all of Seller’s rights, interests, and obligations in, to and under the Assumed Contracts (the “Assignment of Contracts”);

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(e) Two (2) counterpart originals to the Omnibus Assignment and Assumption in the form attached hereto as Exhibit G (the “Omnibus Assignment”) (the Grant Deed, Assignment and Assumption of Leases, and Omnibus Assignment are hereinafter referred to as the “Transfer Documents”);

(f) A Certificate of Non-Foreign Status (“Seller’s Certificate”) in the form attached hereto as Exhibit H;

(g) A California FTB Form 593C;

(h) Such additional instruments (executed and acknowledged by Seller, as appropriate) as are reasonably necessary to comply with the terms of the Agreement or are reasonably required by the Escrow Holder and/or the Title Company; and

(i) Such proof of Seller’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller, as may be reasonably required by Title Company.

4.6 Deposits by Buyer. On or before the close of business of Escrow Holder on the last Business Day immediately preceding the Closing, Buyer shall deliver to Escrow Holder the following instruments (executed, notarized and in recordable form as required by the Title Company) and payments to consummate the sale of the Property:

(a) The balance of the Purchase Price as specified in Section 2.3;

(b) Two (2) counterpart originals to the Assignment and Assumption of Leases;

(c) Two (2) counterpart originals to the Bill of Sale;

(d) Two (2) counterpart originals of the Assignment and Assumption of Contracts;

(e) Two (2) counterpart originals of the Omnibus Assignment;

(f) Such additional funds as are required of Buyer hereunder to comply with the terms of this Agreement and to close the Escrow;

(g) Such additional instruments (executed and acknowledged by Buyer) as are reasonably necessary to comply with the terms of this Agreement or are reasonably required by the Escrow Holder and/or the Title Company; and

(h) Such proof of Buyer’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer, as may be reasonably required by Title Company.

5. REPRESENTATIONS, WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties only, each of which individual representation and warranty: (a) is material and being relied upon by Buyer, (b) is true in all respects as of the date hereof and shall be true in all respects as of the date of the Closing, and (c) shall survive the Closing and the recordation of the Grant Deed for the period specified in Section 7, below:

5.1 Authority. The sale of the Property has been authorized by all requisite action on the part of Seller.

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5.2 Organization. Seller is a limited partnership validly existing under the laws of the State of California, is in good standing thereunder, and has the full right, power and authority to enter into this Agreement and all documents contemplated hereunder, and entering into and performing the obligations of Seller under this Agreement does not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject.

5.3 Execution. This Agreement and each of the documents required of Seller hereunder has been, or will at the Closing be, duly authorized, executed and delivered by Seller, and constitute, or will constitute at the Closing, a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, however, to federal and state laws affecting bankruptcy, creditors’ rights, principles of equity and public policy.

5.4 Legal Actions. Except as otherwise disclosed in the Property Information or any other information made known to Buyer, Seller has not received written notice of any pending legal proceedings (including any condemnation proceedings) that would materially and adversely affect the Property following the Closing, or Seller’s right to sell the Property pursuant to this Agreement.

5.5 Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

5.6 OFAC. Seller (a) is not listed on the “Specially Designated Nationals and Blocked Persons List” maintained by the Office of Foreign Asset Control (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (b) is not a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is not or has not engaged in any dealings or transactions with any Forbidden Entity. A “Forbidden Entity” is defined as (i) the governments of Cuba, Iran, North Korea, Myanmar, Syria and Sudan (each, a “Prohibited Country”) and any of their agencies, including, but not limited to political units and subdivisions (each, a “Prohibited Government”); and (ii) any company that (A) is wholly or partially managed or controlled by a Prohibited Government, (B) is established, organized under, or whose principal place of business is in any Prohibited Country, or (C) has failed to submit an affidavit following request therefore averring that it does not own or control any property or asset in and has not and does not transact business with any Prohibited Country. For purposes of this Section 5.6 and Section 6.5, a “company” is any entity whether publicly traded or privately owned capable of affecting commerce, including, but not limited to, a government, government agency, natural person, legal person, sole proprietorship, partnership, firm, corporation, subsidiary, affiliate, franchisor, franchisee, joint venture, trade association, financial institution, utility, public franchise, provider of financial services, trust, or enterprise and any association thereof.

As used herein, “Seller’s actual knowledge” shall mean the current, actual knowledge of Seller’s representatives who are involved in the day-to-day operations or management of the Property. Seller represents that Justin Hwang is the representative of Seller who is involved in the day-to-day operations or management of the Property and most knowledgeable person for Seller with respect to the Property. There shall be no personal liability on the part of any such individual. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that Seller’s representations or warranties are inaccurate, untrue or incorrect in any way, such Seller’s representations and warranties shall be deemed modified to reflect Buyer’s deemed knowledge, in which event there shall be no breach of Seller’s representations.

5.7 To the best of Seller’s knowledge, no representation or warranty made by Seller in this Agreement, in any Exhibit or Schedule annexed hereto, or in Seller Estoppel Certificates furnished to Buyer pursuant to the terms hereof, each of which is incorporated herein by reference and made a part hereof, contains any untrue statement of a fact or omits to state a fact necessary to make the statements contained herein or therein not misleading.

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6.	REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes

the following representations and warranties, each of which individual representations and warranty: (a) is material and being relied upon by Seller, (b) is true in all respects as of the date hereof and shall be true in all respects as of the date of the Closing, and (c) shall survive the Closing and the recordation of the Grant Deed for the period specified in Section 7, below:

6.1 Authority. The purchase of the Property in accordance with the terms of this Agreement has been duly authorized by all requisite action on the part of Buyer.

6.2 Liens. Buyer shall neither encumber nor cause any liens to be created against the Real Property in any way, prior to Closing, without the prior express written approval of Seller.

6.3 Organization. Buyer is a corporation duly formed and validly existing under the laws of the State of Nevada, is in good standing thereunder, is qualified to do business in the State of California, and has the full right, power and authority to enter into this Agreement and all documents contemplated hereby and entering into and performing the obligations of Buyer under this Agreement does not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject.

6.4 Execution. This Agreement and each of the documents required of Buyer hereunder has been, or will at the Closing be, duly authorized, executed and delivered by Buyer, and constitute, or will constitute at the Closing, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, however, to federal and state laws affecting bankruptcy, creditors’ rights, principles of equity and public policy.

6.5 OFAC. Buyer (a) is not listed on the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders; (b) is not a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is not or has not engaged in any dealings or transactions with any Forbidden Entity (as defined above).

6.6 Buyer’s Investigation.

(a) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5 OF THIS AGREEMENT (COLLECTIVELY, “SELLER REPRESENTATIONS”), SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE PURCHASE OF THE REAL PROPERTY BY BUYER, THE PHYSICAL, ENVIRONMENTAL OR TITLE CONDITION OF THE REAL PROPERTY OR WHETHER THE REAL PROPERTY COMPLIES WITH APPLICABLE LAWS, INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LAWS (as hereinafter defined) AND THE AMERICANS WITH DISABILITY ACT, OR IS APPROPRIATE FOR BUYER’S INTENDED USE OR INVESTMENT;

(b) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5 OF THIS AGREEMENT, BUYER IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OF SELLER, ITS AGENTS OR ITS REPRESENTATIVES, NOR ON ANY INFORMATION SUPPLIED BY SELLER, ITS AGENTS OR ITS REPRESENTATIVES, EXCEPT FOR THE SELLER REPRESENTATIONS. SELLER AND SELLER’S AGENTS AND REPRESENTATIVES MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING ANY AND ALL INFORMATION PROVIDED TO BUYER EXCEPT FOR THE SELLER REPRESENTATIONS;

(c) BUYER, IN ENTERING INTO THIS AGREEMENT AND IN COMPLETING ITS PURCHASE OF THE REAL PROPERTY, IS RELYING ON ITS OWN INVESTIGATION AND INSPECTION OF THE REAL PROPERTY, AND NOT UPON ANY REPRESENTATIONS AND WARRANTIES OF SELLER, EXCEPT FOR SELLER REPRESENTATIONS; AND

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(d) EXCEPT FOR SELLER REPRESENTATIONS, BUYER SHALL PURCHASE THE REAL PROPERTY IN ITS “AS-IS, WHERE-IS, WITH ALL FAULTS” CONDITION AS OF THE DATE OF THE CLOSING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

6.7 Hazardous Materials, Property Condition and Other Waivers.

(a) Release. EXCEPT FOR SELLER REPRESENTATIONS, BUYER, ON BEHALF OF ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER AND ITS RESPECTIVE MEMBERS, MANAGERS, EMPLOYEES, ATTORNEYS AND AGENTS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, “RELEASEES”), FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, SUITS, JUDGMENTS, CAUSES OF ACTION (INCLUDING, BUT NOT LIMITED TO, CAUSES OF ACTION ARISING UNDER ENVIRONMENTAL LAWS), LOSSES, COSTS, DAMAGES, INJURIES, PENALTIES, ENFORCEMENT ACTIONS, FINES, TAXES, REMEDIAL ACTIONS, REMOVAL AND DISPOSAL COSTS, INVESTIGATION AND REMEDIATION COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, LITIGATION, ARBITRATION AND ADMINISTRATIVE PROCEEDING COSTS), SUMS PAID IN SETTLEMENT OF CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, ARISING OUT OF, RELATED IN ANY WAY TO, OR RESULTING FROM OR IN CONNECTION WITH, IN WHOLE OR IN PART: (A) THE PRESENCE OR SUSPECTED PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER, OR ABOUT THE REAL PROPERTY, AND/OR (B) ANY CIRCUMSTANCE OR CONDITION WHATSOEVER OF OR RELATED TO THE REAL PROPERTY, OR ANY PORTION THEREOF (OTHER THAN CIRCUMSTANCES OR CONDITIONS THAT RENDER THE SELLER REPRESENTATIONS TO BE EITHER UNTRUE OR OMIT FACTS NECESSARY TO MAKE SUCH SELLER REPRESENTATIONS NOT MISLEADING), WHETHER PHYSICAL OR INTANGIBLE, INCLUDING, WITHOUT LIMITATION, THE SAFETY THEREOF, FITNESS FOR USE, COMPLIANCE WITH LAW, ORDINANCE OR REGULATION, OR CONFORMANCE WITH ANY CONTRACTUAL OBLIGATION. FOR PURPOSES OF THIS SECTION 6.7, “HAZARDOUS MATERIAL(S)” SHALL MEAN ANY CHEMICAL, SUBSTANCE, MATERIAL, CONTROLLED SUBSTANCE, OBJECT, CONDITION, WASTE, LIVING ORGANISMS OR COMBINATION THEREOF WHICH IS OR MAY BE HAZARDOUS TO HUMAN HEALTH OR SAFETY OR TO THE ENVIRONMENT DUE TO ITS RADIOACTIVITY, IGNITABILITY, CORROSIVITY, REACTIVITY, EXPLOSIVITY, TOXICITY, CARCINOGENICITY, MUTAGENICITY, PHYTOTOXICITY, INFECTIOUSNESS OR OTHER HARMFUL OR POTENTIALLY HARMFUL PROPERTIES OR EFFECTS, INCLUDING, WITHOUT LIMITATION, PETROLEUM HYDROCARBONS AND PETROLEUM PRODUCTS, LEAD, ASBESTOS, RADON, POLYCHLORINATED BIPHENYLS (PCB’S) AND ALL OF THOSE CHEMICALS, SUBSTANCES, MATERIALS, CONTROLLED SUBSTANCES, OBJECTS, CONDITIONS, WASTES, LIVING ORGANISMS OR COMBINATIONS THEREOF WHICH ARE NOW OR BECOME IN THE FUTURE LISTED, DEFINED OR REGULATED IN ANY MANNER BY ANY FEDERAL, STATE OR LOCAL LAW BASED UPON, DIRECTLY OR INDIRECTLY, SUCH PROPERTIES OR EFFECTS. FOR PURPOSES OF THIS SECTION 6.7 AND SECTION 6.6 ABOVE, “ENVIRONMENTAL LAWS” MEANS ANY FEDERAL, STATE OR LOCAL STATUTE, REGULATION OR ORDINANCE OR ANY JUDICIAL OR ADMINISTRATIVE DECREE OR DECISION, WHETHER NOW EXISTING OR HEREAFTER ENACTED, PROMULGATED OR ISSUED, WITH RESPECT TO ANY HAZARDOUS MATERIALS, DRINKING WATER, GROUNDWATER, WETLANDS, LANDFILLS, OPEN DUMPS, STORAGE TANKS, UNDERGROUND STORAGE TANKS, SOLID WASTE, WASTE WATER, STORM WATER RUNOFF, WASTE EMISSIONS OR WELLS, INCLUDED WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE CLEAN WATER ACT, THE TOXIC SUBSTANCES CONTROL ACT, AND THE CALIFORNIA HEALTH AND SAFETY CODE.

The foregoing release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller. Buyer hereby acknowledges that it has read and is familiar with the provisions of California Civil Code § 1542 (“Section 1542”), which are set forth below:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

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Buyer hereby waives the provisions of Section 1542, and of any statute, principle of common law or case law which would limit the scope of the foregoing waiver and release, in connection with matters which are the subject of the foregoing waiver and release.

      DW

Buyer’s Initials

7. SURVIVAL OF REPRESENTATION AND WARRANTIES; LIMITATIONS.

The Seller Representations, and the representations and warranties of Buyer contained in Section 5 hereof, are made as of the Effective Date and shall be deemed to be remade on and as of the date of the Closing. The representations and warranties of Buyer contained in Section 6 shall survive the Closing and the delivery of the Grant Deed for a period of six (6) months after Closing. The Seller Representations shall survive the Closing for only a period of six (6) months from and after the Closing, and any action brought by Buyer on account of such representations and warranties shall be brought, if at all, within such six (6) month period (the “Survival Period”). The Seller Representations shall be true and correct as of the date of the Closing as a condition to Buyer’s obligation to consummate the purchase of the Real Property. The representations and warranties of Buyer set forth in Section 6 shall be true and correct as of the date of the Closing as a condition to Seller’s obligation to consummate the sale of the Real Property. If, on or before the Closing, Buyer discovers that any Seller Representations are not materially true and accurate (provided that if Seller becomes aware of any fact or circumstance between the Effective Date and the Closing Date which would materially and adversely change one of its foregoing representations or warranties, then Seller will promptly give written notice of such changed fact or circumstance to Buyer), Buyer’s sole remedy in such case shall be Buyer’s election, to be made by written notice to Seller and Escrow Holder, either (i) to waive the failure of such condition and thereupon consummate its purchase of the Real Property, in which case Seller shall have no further liability or obligation whatsoever to Buyer in respect of such untrue or inaccurate representation or warranty, or (ii) to terminate this Agreement and to have the Deposit returned to Buyer. If following the Closing Buyer discovers that any Seller Representations are not materially true and accurate, then to the extent that such Seller Representations were not materially true and correct as of the Closing, Buyer shall be entitled make a claim or to bring an action against Seller with respect to such Seller Representations., provided that no such claim or action shall be brought if the damages to Buyer on account thereof are less than Fifty Thousand Dollars ($50,000), and in no event shall the liability of Seller for any such Seller Representations exceed an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000).

8. CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE. The obligation of Seller to sell the Real Property is subject to the timely delivery of all documents and instruments required to be delivered by Buyer and the timely performance by Buyer of each and every requirement of it set forth in this Agreement at or before the Closing, and the satisfaction of all of the conditions set forth below. Seller may waive in writing any such conditions, in whole or in part, without prior notices.

8.1 Validity of Representations and Warranties. The representations and warranties by Buyer set forth in Section 6 above shall be materially true on the Closing Date as though made at that time.

8.2 Buyer Default. Buyer shall not be in material default under this Agreement beyond any applicable notice or cure period, if any.

9. CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE. The obligation of Buyer to purchase the Real Property is subject to the timely delivery of all documents and instruments required to be delivered by Seller and the timely performance by Seller of each and every requirement of it set forth in this Agreement at or before the Closing, and the satisfaction of all the conditions set forth below within the time period specified. Buyer may waive in writing any such conditions, in whole or in part, without prior notice.

9.1 Validity of Representations and Warranties. Seller Representations shall be true on the Closing Date as though made at that time.

9.2 Issuance of Title Policy. The Title Company shall be prepared to issue the Title Policy (as defined below) at the Closing.

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9.3 Seller Default. Seller shall not be in material default under this Agreement beyond any applicable notice and cure period.

9.4 Approval of Property. Buyer shall have approved of the Property pursuant to Section 3.3(a) above, as and when required thereunder.

10.	TITLE POLICY.

10.1 Standard Policy. Upon the Closing, Seller shall cause the Title Company to issue and deliver to Buyer an CLTA Owner’s Policy of Title Insurance (the “Title Policy”) in the amount of the Purchase Price, insuring fee simple title to the land and the Improvements in Buyer, free of encumbrances, except:

(a) All non-delinquent general and special real property taxes and assessments;

(b) All matters caused by Buyer or its authorized representatives; and

(c) The Permitted Title Exceptions.

The Title Policy shall contain such endorsements as Buyer may require, and Buyer may elect to obtain in lieu of the Policy an ALTA Extended Owner’s Policy, provided that Buyer has confirmed with the Title Company prior to the expiration of the Due Diligence Period that such endorsements and extended coverage policy will be provided, that the provision of the same does not otherwise cause any delay in the Closing, and has provided to the Title Company an ALTA Survey of the Real Property satisfactory to the Title Company prior to the expiration of the Due Diligence Period. Seller shall execute and deliver to Title Company an owner’s affidavit, in a form reasonably satisfactory to Seller in both form and substance, sufficient to support the issuance of the Title Policy.

10.2 Title Costs. Seller shall be responsible for the premium for a standard coverage Title Policy (and any endorsements which Seller obtains in connection with its election to cure any Disapproved Title Matters hereunder) (collectively, the “Seller Title Costs”). Buyer shall be responsible for the additional Title Policy premium for any extended coverage, including, without limitation, obtaining at Buyer’s expense and providing to the Title Company any required Survey satisfactory to the Title Company to permit it to issue an extended coverage policy of title insurance. Further, Buyer shall also be responsible for the expense of any additional coverages and/or endorsements requested, desired or obtained by Buyer beyond the Seller’s Title Costs and for the cost of any lender’s policy of title insurance in the event that Buyer obtains financing of the Real Property upon the Closing (provided that the obtaining of any such financing is not a condition to the Closing).

11.	MAINTENANCE AND OPERATION OF REAL PROPERTY. From and after the Effective Date, Seller hereby agrees as follows:

11.1 Maintenance and Operation. Seller shall maintain and operate the Real Property in a manner consistent with Seller’s management and operating practices with respect to the Real Property prior to the date of this Agreement.

11.2 Contracts. Following the date of this Agreement, Seller shall not enter into any new Contract regarding the Real Property which would survive the Closing, except that Seller may elect to enter into a new Contract which would survive the Closing to the extent required to address a temporary emergency situation (provided that Seller shall notify Buyer of any and all Contracts entered into on such basis, as soon as reasonably practicable).

11.3 Leases. Following the expiration of the Due Diligence Period, Seller shall not enter into any new lease without the prior written consent of Buyer, which consent may be withheld by Buyer in its sole and absolute discretion.

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11.4 Subordination, Non-Disturbance, and Attornment Agreement. Buyer reserves the right to make reasonable requests for certain tenants under the Tenant Leases to execute and deliver forms of subordination, non-disturbance, and attornment agreement (“SNDA”) prepared by Buyer, which is presently anticipated to be requested for such tenants whose rental income represents 25% or more of the total combined rental income for the Property. If Buyer makes such a request, Seller agrees to provide reasonable cooperation by: (i) sending the form SNDA to each such applicable tenants under the Tenant Leases with the request that they execute and deliver such SNDA to Buyer on or prior to the Closing Date; and (ii) provide Buyer, or its lender, with the contact information for each such tenant under the Tenant Leases and permission to contact them to negotiate any requested changes to any such delivered SNDA.

12. BROKERAGE COMMISSIONS. The parties acknowledge and agree that both Buyer and Seller have been represented by Lee & Associates – Pasadena, Inc. (“Broker”), and Buyer and Seller agree that any commissions due Broker shall be paid by Seller, at its sole cost and expense, only upon the Closing, in accordance with a separate agreement between Seller and Broker, and that other than the commission due Broker, neither party has been represented by any broker or finder nor is any compensation due to any broker or finder, in connection with the transactions contemplated under this Agreement. Each party shall hold harmless and indemnify the other from all claims of brokers, agents or finders in connection with this transaction, from any person other than Brokers, claiming through, under or by reason of the conduct of the indemnifying party, and the indemnifying party shall pay any and all costs, liabilities and claims by any such other broker, agent or finder, claiming through, under or by reason of the conduct of the indemnifying party respecting the transaction contemplated hereunder. Notwithstanding the foregoing, it is not the intent of the parties to this Agreement that any broker or any other party shall be third party beneficiaries under this Agreement, and Seller and Buyer accordingly disclaim the existence of any third party beneficiaries to this Agreement.

13.	TERMINATION AND LIQUIDATED DAMAGES.

13.1	Termination.

(a) In the event of any termination of this Agreement pursuant to any provision of this Agreement providing a party the right to terminate or on account of a failure of a condition precedent hereunder, other than as a result of a default by a party to this Agreement, this Agreement and the Escrow shall be terminated, the Deposit shall be returned to Buyer, and, except for those provisions of this Agreement which survive termination, neither party shall have any further rights or obligations hereunder.

(b) In the event of a termination of this Agreement as a result of the default of a party hereunder, the defaulting party shall be responsible for all escrow and title cancellation costs. In the event of a default by Seller hereunder, Buyer’s sole remedy shall be to terminate this Agreement, in which case Buyer shall be entitled to the return of the Deposit.

13.2 Buyer Default; Liquidated Damages. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY THE AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER IN THE EVENT OF THE FAILURE OF THE TRANSACTION WHICH IS THE SUBJECT OF THIS AGREEMENT TO CLOSE AS A RESULT OF BUYER’S DEFAULT IN ITS OBLIGATION UNDER THIS AGREEMENT TO PURCHASE THE REAL PROPERTY. THE PARTIES HEREBY AGREE THAT THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF SAID DAMAGES, AND IF BUYER DEFAULTS IN ITS OBLIGATION UNDER THIS AGREEMENT TO PURCHASE THE REAL PROPERTY, AND THE CLOSING FAILS TO OCCUR AS A RESULT OF SUCH BUYER DEFAULT, SELLER SHALL, AS ITS SOLE AND EXCLUSIVE REMEDY, BE ENTITLED TO RECEIVE THE RELEASE OF THE DEPOSIT FROM ESCROW AS LIQUIDATED DAMAGES; PROVIDED HOWEVER, THAT THIS SECTION SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATIONS OF BUYER UNDER THIS AGREEMENT NOR LIMIT THE OBLIGATION OF BUYER FOR ATTORNEY’S FEES PAYABLE BY BUYER PURSUANT TO THIS AGREEMENT, WITH RESPECT TO WHICH SELLER SHALL HAVE AND RETAIN ALL RIGHTS AND REMEDIES UNDER LAW OR IN EQUITY. THE AMOUNT OF THE LIQUIDATED DAMAGES HAS BEEN DETERMINED WITH CONSIDERATION FOR ESTABLISHING A REASONABLE SUM AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

PLEASE INITIAL	PL	DW
	SELLER	BUYER

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14.	MISCELLANEOUS.

14.1 Assignment. Buyer may not assign this Agreement and/or its rights hereunder without the consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Buyer shall have the right, without Seller’s consent, to transfer Buyer’s rights and interests under this Agreement to an entity controlled by, controlling or under common control with Buyer (“Assignee”), so long as (a) the Assignee expressly assumes in writing all of Buyer’s obligations under this Agreement; and (b) Buyer delivers to Seller a copy of the fully executed written assignment and assumption agreement between Buyer and Assignee prior to Closing. No such assignment of this Agreement by Buyer to any Assignee shall release Buyer from any of its obligations or liabilities under this Agreement, including the obligation to complete the transactions contemplated under this Agreement, until the Closing.

14.2 Confidentiality. The parties shall (a) treat all Property Information and other information received from the other party with respect to the Property, which is not public information and which cannot be obtained from another source, as confidential and proprietary information of the disclosing party, (b) provide such Property Information and other information only to the other party’s attorneys, employees, agents, consultants, investors, lenders, and other parties assisting the party with respect to the Purchase or Sale of the Property and on a “need to know” basis, and (c) instruct any such outside parties described above to whom such disclosure is made to treat and hold such information as confidential and proprietary. Notwithstanding the foregoing, the parties may disclose any such information as to which disclosure is required by any applicable law, rule or regulation after at least ten (10) days’ prior notice to the other party, unless a lesser period of time is required by law. The parties shall not release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement (including, without limitation, the amount of the Purchase Price) without first obtaining the written consent of the other party, except for disclosures that are required by law (in which case notice shall be timely provided to the non-disclosing party of such requirement and disclosure).

14.3 Approval and Notices. Any approval, disapproval, demand or other notice which either party may desire to give to the other party must be in writing and may be given by personal delivery, by mailing the same by reputable overnight courier service, or by electronic mail, to the party to whom the notice is directed at the address of such party hereinafter set forth, or such other address as the parties may hereafter designate:

To Seller:	901 Corporate Center, LP

3470 Wilshire Boulevard, Suite 700

Los Angeles, CA 90010

Attention: David Y. Lee

Telephone: (213) 365-5000

Email: davidlee@jamisonservices.com

With a Copy to:	Jamison Services, Inc.

3470 Wilshire Boulevard, Suite 700

Los Angeles, CA 90010

Attention: Stephanie M. Lee

Telephone: (213) 365-5000

Email: stephanielee@jamisonservices.com

To Buyer:	Focus Universal Inc.

2311 E. Locust Ct

Ontario, CA 91761

Attn: _Irving Kau

Telephone: 949-433-9362

Email: irving.kau@kwcapitalpartners.com

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To Escrow Holder:	Chicago Title Insurance Company

725 S. Figueroa St, Suite 200

Los Angeles, CA 90017

Attention: Jennifer Le Chen

Telephone: (213) 488-4326

Email: Jennifer.Le@ctt.com

Any notice will be deemed given on the date of receipted delivery, the date of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no notice was given. Notwithstanding the foregoing, to the extent a notice is (i) delivered via electronic mail, and (ii) the original of which is delivered personally or via overnight delivery service as identified hereinabove, then such notice shall be deemed given upon the date of transmission of such electronic mail. In any event, the party delivering notice shall use commercially reasonable efforts to provide a courtesy copy of each such notice to the receiving party via electronic mail (provided that such email notice shall not constitute a formal notice under the terms of this Section 14.3, except as otherwise set forth herein). Notwithstanding anything to the contrary in this Section 14.3, the parties acknowledge that any notice given by email which is received after 5:00 pm Pacific Time on any Business Day shall be deemed to have been delivered on the following Business Day.

14.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

14.5 Titles and Captions. Titles and captions are for convenience only and shall not constitute a portion of this Agreement.

14.6 Gender. As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others wherever and whenever the context so dictates.

14.7 No Waiver. A waiver by either party hereto of a breach of any of the covenants, conditions or agreements hereof to be performed by other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions hereof.

14.8 Modifications. Any alteration, change or modification of or to this Agreement, in order to become effective, shall be made in writing and in each such instance executed on behalf of each party hereto.

14.9 Severability. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this instrument, or the application of such term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.10 Merger of Prior Agreements and Understandings. This Agreement contains the entire understanding between the parties relating to the purchase and sale transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein and shall be of no further force or effect.

14.11 Incorporation of All Exhibits. Each and every exhibit referred to hereinabove and attached hereto is hereby incorporated herein by reference as if set forth herein in full.

14.12 Possession, Risk of Loss.

(a) Buyer shall be entitled to possession of the Real Property upon the Closing. All risk of loss or damage with respect to the Real Property shall pass from Seller to Buyer at the Closing.

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(b) If any casualty is sustained by the Real Property prior to the Closing which is covered by the insurance coverage maintained by Seller, and costs less than Five Hundred Thousand Dollars ($500,000) to repair, then the obligations of the parties hereunder shall be unaffected (except as hereinafter provided), and the parties shall proceed to the Closing, at which time Seller shall assign and deliver to Buyer all insurance proceeds relating to such insured casualty to the extent of insurance coverage maintained by Seller, other than loss of rental or business interruption insurance for the period of time up to and including, the date of the Closing. If any casualty is sustained by the Real Property prior to the Closing which is covered by the insurance coverage maintained by Seller, and costs more than Five Hundred Thousand Dollars ($500,000) to repair, then Buyer may (a) elect to terminate this Agreement by written notice to Seller, whereupon Buyer shall receive a full refund of the Deposit, or (b) proceed with the Closing at which time Seller shall assign and deliver to Buyer all insurance proceeds relating to such insured casualty to the extent of insurance coverage maintained by Seller, other than loss of rental or business interruption insurance for the period of time up to and including, the Closing Date.

(c) In the event that prior to the Closing all or any material portion of the Real Property is taken, or threatened to be taken, or access or parking serving the Real Property is permanently impacted in a material and adverse manner, under the power of eminent domain then Buyer may (i) elect to terminate this Agreement by written notice to Seller, whereupon Buyer shall receive a full refund of the Deposit, or (ii) proceed with the Closing, at which time Seller shall assign and deliver to Buyer all awards and proceeds, or the right to receive all awards and proceeds, on account of the portion of the Real Property so taken, or threatened to be taken, under the power of eminent domain.

14.13 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts by each of the parties, and all such counterparts shall collectively be construed as one (1) document. This Agreement or counterparts hereof may be executed electronically by exchanging scanned pdf. counterpart signature pages or by docusign, and electronically executed copies or counterparts of this Agreement shall be as effective as if original signatures were provided for all purposes.

14.14 Time of the Essence. Time shall be of the essence as to all dates and times of performance, whether contained herein or contained in any escrow instructions to be executed pursuant to this Agreement.

14.15 Relationship of Parties. The parties agree that their relationship is that of Seller and Buyer, and that nothing contained herein shall constitute either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of partnership or other business organization between the parties hereto.

14.16 Further Acts. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

14.17 Recordation. Buyer shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document which would cause a cloud on the title to the Real Property.

14.18 Legal Advice, Neutral Interpretation, Headings. Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meanings of the provisions hereof. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question.

14.19 Business Days. In the event that any provision of this Agreement requires that an act be performed on a day other than a Business Day, then such act shall be performed on the next succeeding Business Day. For purposes of this Agreement, a “Business Day” shall mean any day other than a Saturday or Sunday, or a generally recognized national or bank holiday.

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14.20 Exchange. At either party’s election, the parties shall reasonably cooperate with each other in effecting one or more Section 1031 like-kind exchanges (collectively, the “Exchange”) provided that: (i) all costs and liabilities associated with such Exchange shall be borne by the party requiring such Exchange (including, without limitation, any additional closing costs associated with such exchange); (ii) such Exchange shall not affect the parties’ respective obligations to close in accordance with the terms hereof; (iii) the exchanging party (and its assignees) shall indemnify and defend the other party from and against any and all liabilities, costs, actions, suits or expenses arising out of such Exchange; (iv) neither party shall be required to take title to any other property or to sign or enter into any documents or contracts in connection with such other party’s Exchange, including, without limitation, purchase and sale agreements, leases, notes, indentures, mortgages, escrow agreements or any other similar documents except for such form of assignment and acknowledgment as to such party’s assignment of its rights under this Agreement to a qualified intermediary which such qualified intermediary will require in accordance with customary practice; (v) if the parties are unable, for any reason, to close under such Exchange simultaneously with the Closing hereunder, each party shall proceed with the Closing pursuant to the terms of this Agreement; (vi) it shall be the responsibility of the party contemplating such Exchange to determine whether the exchange property and the transaction qualifies as an exchange of property of “like kind” within the meaning of the Internal Revenue Code, and each party shall be solely responsible for the tax consequences to itself of the Exchange, it being agreed that the other party shall have no obligation or liability to the exchanging party (or its assignees) in connection therewith. The provisions of this Section 14.20 shall survive the Closing hereunder.

14.21 Natural Hazard Disclosure. Buyer and Seller acknowledge that Seller is required to disclose if any of the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency; (ii) an area of potential flooding; (iii) a very high fire hazard severity zone; (iv) a wild land area that may contain substantial forest fire risks and hazards; (v) an earthquake fault or special studies zone; or (vi) a seismic hazard zone. Buyer acknowledges that Seller will employ the services of a reputable vendor (“Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies and to report the results of its examination to Buyer in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Expert shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

15.	ESTOPPEL CERTIFICATES.

15.1 As a condition precedent to Buyer’s obligation to purchase the Property, Seller shall deliver Acceptable Estoppels from tenants occupying at least seventy five percent (75%) of the leased premises of the Building under the Tenant Leases (“Estoppel Condition”). Seller shall use commercially reasonable efforts to obtain and deliver to Buyer the estoppel certificates that are required herein by requesting estoppels from all tenants under the Tenant Leases; deliver to Buyer the final form of all estoppels received from such tenants; and have all such estoppels addressed to Buyer, its lender, if any, and each of their successors and assigns.

15.2 Except for the Government Tenants (as defined below), such estoppel certificates shall be substantially in the form attached hereto as Exhibit K. An executed estoppel certificate meeting the requirements of this section shall be presented five (5) days prior to the Closing Date and is referred to herein as “Acceptable Estoppel.” Buyer shall have two (2) Business Days the right to disapprove of any estoppel certificate which discloses any fact which contradicts representations and warranties made by Seller herein or provided as part of the Property Information, if such contradiction has a materially adverse effect on Buyer and/or the Property. Buyer shall have no right to disapprove of any Estoppel Certificate which does not reflect the matters set forth in the foregoing sentence.

15.3 As used herein, “Government Tenants” shall mean the following tenants under the Tenant Leases: (i) Suite 100 (County of Los Angeles – Department of Children and Family Services); (ii) Suite 200 (State of California acting by and through the Director of the Department of General Services); (iii) Suite 308 (County of Los Angeles); (iv) Suite 310 (County of Los Angeles); (v) Suite 402-518 (United State of America). For any Government Tenant, Buyer acknowledges and agrees that the form of the estoppel for any Government Tenant provided for the applicable Tenant Lease or the standard form provided by such entity shall be deemed an Acceptable Estoppel.

17

15.4 If Seller is unable to satisfy the Estoppel Condition by the Closing Date (as may be extended pursuant to Section 4.3), Buyer shall have the right, as its sole remedy, either to: (i) terminate this Agreement under Section 13.1 as a default of Seller and receive a full refund of the Deposit; or (ii) waive the Estoppel Condition and receive Seller Estoppel Certificates in the form attached hereto as Exhibit L from Seller at the Closing in order to meet the Estoppel Condition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date set forth above.

“SELLER”

901 CORPORATE CENTER, LP,
a California limited partnership

By:	/s/ Phillip Lee
Name:	Phillip Lee
Its:	Authorized Agent

“BUYER”

FOCUS UNIVERSAL INC.,
a Nevada corporation

By:	/s/ Desheng Wang
Name:	Desheng Wang
Its:	CEO

18

CONSENT OF ESCROW HOLDER

The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under said Agreement, (iii) to make all filings required under Section 6045 of the Internal Revenue Code of 1986, as amended, and (iv) be bound by said Agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (a) this consent or otherwise, unless and until said Agreement, fully signed by the Parties, has been delivered to the undersigned, or (b) any amendment to said Agreement unless and until the same is delivered to the undersigned.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Its:

19

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF MONTEREY PARK, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 21 AND 22 TRACT NO. 42611, IN THE CITY OF MONTEREY PARK, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1012, PAGES 21 TO 27 INCLUSIVE, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

ALSO THAT CERTAIN PORTION OF LOT 20 OF SAID TRACT NO. 42611, BEING A STRIP OF LAND 10 FEET IN WIDTH, THE NORTHEASTERLY LINE OF SAID STRIP BEING THAT CERTAIN COURSE IN THE NORTHEASTERLY BOUNDARY OF SAID LOT 20, HAVING A BEARING AND DISTANCE OF NORTH 64° 05' 00" WEST 556.61 FEET.

EXCEPT ALL OIL, ASPHALTUM, PETROLEUM AND NATURAL GAS, TAR OR OTHER HYDROCARBON SUBSTANCES AND PRODUCTS, FROM UNDER OR UPON THE SAID LAND, WITH THE RIGHT TO REMOVE AND STORE AND SELL SUCH SUBSTANCES AND PRODUCTS THEREFROM TOGETHER WITH ALL RIGHTS FOR THE PURPOSE OF MINING, EXCAVATING, BORING, DRILLING, SINKING OR OTHERWISE COLLECTING AND DEVELOPING SAID MINERAL SUBSTANCES AND THE RIGHT TO DEVELOP, STORE AND USE WATER FOR SUCH OPERATIONS AND DEVELOPMENT AS RESERVED IN DEED FROM HUNTINGTON LAND AND IMPROVEMENT COMPANY, A CALIFORNIA CORPORATION, RECORDED OCTOBER 25, 1918, IN BOOK 6707, PAGE 300 OF DEEDS.

ALL OF WHICH RIGHTS WERE LIMITED TO THAT PORTION LYING BELOW A DEPTH OF 500 FEET, MEASURED FROM THE SURFACE OF SAID LAND, BY DEED EXECUTED BY SECURITY PACIFIC NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, SUCCESSOR BY MERGER TO SECURITY FIRST NATIONAL

BANK OF LOS ANGELES, AS TRUSTEE UNDER THE WILL OF HENRY E. HUNTINGTON, DECEASED (TRUST NO. 2-018442-0), RECORDED DECEMBER 17, 1980, AS INSTRUMENT NO. 80-1264035, OFFICIAL RECORDS.

ALSO EXCEPTING AND RESERVING ALL GAS, OIL AND OTHER HYDROCARBON SUBSTANCES AND ALL OTHER MINERALS IN AND FROM THE LAND DESCRIBED IN DEED MENTIONED HEREINAFTER, PROVIDED, HOWEVER, NO RIGHT IS RESERVED TO ENTER OR FROM THE SURFACE OF SAID LAND, THE RIGHT TO

ENTER THE SUBSURFACE OF SAID PROPERTY, WHICH IS ALSO RESERVED SHALL BE AT ANY JOINT BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF (ACASTURED VERTICALLY FROM THE SURFACE THEREOF) IN ORDER TO TAKE FROM SAID LAND AND REDUCE TO POSSESSION, ANY OIL, GAS AND OTHER

HYDROCARBON SUBSTANCES AND ALL OTHER MINERALS, AS EXCEPTED AND RESERVED BY CLARA HELLMAN HELLER, A WIDOW, ET AL., INDEED TO BOBWILL BUILDING CO., A CORPORATION, RECORDED SEPTEMBER 13, 1955, AS INSTRUMENT NO. 2398, IN BOOK 48924, PAGE 346, OFFICIAL RECORDS.

20

PARCEL 2:

PARCEL 3 AS SHOWN ON PARCEL MAP NO. 14600, IN THE CITY OF MONTEREY PARK, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 157, PAGES 70 AND 71, OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SAID LAND BELOW A DEPTH OF 500 FEET, WITHOUT RIGHT OF SURFACE ENTRY IN AND TO SAID LAND AS GRANTED BY DEEDS RECORDED OCTOBER 16, 1958, AS INSTRUMENT NO. 4606, IN BOOK D-247, PAGE 529, AND AS INSTRUMENT NO. 4608, IN BOOK D-247, PAGE 533, ALL OF OFFICIAL RECORDS.

APN: 5237-022-014, 046, 047, 5237-002-021

21

EXHIBIT B

TENANT RENT ROLL

[See Attached]

22

Docusign Envelope ID: 3E2506FF-2071-4EFC-9829-7A6F2A87C15A

901 Corporate Center, LP
Rent Roll
January 2026

Suite	Tenant	Leased SQFT	BOMA SQFT	Vacant SQFT	Rent/ SQFT	Rent Potential	CAM/Misc. Charge	Base Year	Current Lease			Future Rent Increase	Rent Abatement	Security Deposit	Extension/Termination Options	Memo
									Term	From	To					
100	County of LA - DCFS	13,281	13,281		$ 2.40	$ 31,874.40			120 mos	05/01/25	04/30/35	Annual CPI increases not to exceed 3%		$ -	Extension: (1) 5-year option to extend @ FMR w/ notice no less than 9 mos prior to expiration Termination: TT may terminate at any time after 84th mo w/ 6 mos prior written notice	
104	Applied Facts Group, Inc.	4,405	4,405		$ 2.79	$ 12,295.68		2025	36 mos	12/15/24	12/14/27	12/15/26 - $12,664.55		$ 9,580.19	Extension: (1) 3-year option to extend w/ notice no less than 6 mos prior to expiration Termination: TT may terminate at any time w/ 180 days prior written notice	
200	State of CA - State Controller Office	4,320	4,320		$ 2.19	$ 9,454.28			48 mos	07/01/22	06/30/26			$ -	Termination: TT may terminate at any time w/ 30 days prior written notice	
201/405/ 500	Los Angeles Dependency Lawyers	32,545	32,545		$ 2.91	$ 94,822.17		2017	124 mos	09/20/17	01/19/28	09/20/26 - $97,666.84 09/20/27 - $100,596.84		$ -	Extension: (2) 5-year options to extend w/ notice no less than 6 mos prior to expiration of the then lease term	
300	Grand Pacific Financing Corp.	9,811	9,811		$ 2.12	$ 20,823.02		2021	120 mos	07/06/22	07/05/32	07/06/26 - $21,239.48 07/06/27 - $21,664.27 07/06/28 - $22,097.56 07/06/29 - $22,539.51 07/06/30 - $22,990.30 07/06/31 - $23,450.11		$ 19,131.45	Termination: TT may terminate at any time after 7/5/27 w/ 180 days prior written notice	
306	County of LA - Sheriff's Department	2,725	2,725		$ 2.50	$ 6,812.50			72 mos	04/14/25	04/13/31	Annual CPI increases not to exceed 3%		$ -	Termination: TT may terminate at any time after 60th mo w/ 90 days prior written notice	
310	County of LA - Sheriff's Department	7,922	7,922		$ 2.60	$ 20,590.91			60 mos	06/01/23	05/31/28	Annual CPI increases not to exceed 3%		$ -	Extension: (1) 4-year option to extend w/ notice no less than 6 mos prior to expiration Termination: TT may terminate at any time after 36th mo w/ 6 mos prior written notice	
400	Direct Legal Support, Inc.	1,520	1,520		$ 2.42	$ 3,679.16			63 mos	05/01/24	07/31/29	05/01/26 - $3,789.53 05/01/27 - $3,903.22 05/01/28 - $4,020.32 05/01/29 - $4,140.93		$ 5,597.04	Extension: (1) 5-year option to extend w/ notice no less than 6 mos prior to expiration	
401/404	Geocorp, Inc.	8,533	8,533		$ 2.65	$ 22,629.52		2023	36 mos	02/01/24	01/31/27	02/01/26 - $23,082.11	02/01/26 - $23,082.11	$ 14,744.44	n/a	
402	The United States of America - General Services Administration	2,444	2,444		$ 2.33	$ 5,694.52			60 mos	07/16/22	07/15/27			$ -	n/a	
402B	VACANT STORAGE		487	487												
404	Jerome Lam	2,008	2,008			$ 100.00			MTM	06/02/21	MTM			$ 500.00	n/a	
503	Paul Shishima	2,245	2,245		$ 2.49	$ 5,590.05		2025	12 mos	05/01/25	04/30/26			$ 5,590.05	n/a	
504	VACANT		317	317												
515	Hungrypanda US, Inc.	1,456	1,456		$ 2.70	$ 3,931.20		2025	36 mos	03/01/25	02/28/28	3/1/26 - $4,049.14 3/1/27 - $4,170.61		$ 8,341.22	n/a	
516	The United States of America - General Services Administration	4,473	4,473		$ 2.33	$ 10,422.09			60 mos	07/16/22	07/15/27			$ -	n/a	
555	Los Angeles Dependency Lawyers	2,251	2,251		$ 2.91	$ 6,558.26			98 mos	11/20/19	01/19/28	11/20/26 - $6,755.01 11/20/27 - $6,957.66		$ -	Extension: (2) 5-year options to extend w/ notice no less than 6 mos prior to expiration of the then lease term	
Roof	Verizon Wireless					$ 3,800.31			60 mos	04/15/22	04/14/27	04/15/26 - $3,914.32		$ -		Lease shall automatically extend for 5 years unless TT gives notice to terminate 6 mos prior to expiration (Three (3) extension terms remaining)
TOTAL		99,939	100,743	804		$ 259,078.07								$ 63,404.39		

Vacant SQFT	804
Occupied SQFT	99,939
Total SQFT	100,743

23

EXHIBIT C

PROPERTY INFORMATION

1.	Prior ALTA Survey, if any

2.	Title commitment or prior title policy

3.	Tenant Leases

4.	All environmental assessments and reports

5.	Three year insurance loss runs

6.	List of pending or past litigation, if any, affecting the property

7.	Three years of property tax statements

8.	Copies of tax protests and results, if any.

9.	Service contracts

10.	List of personal property, if any

11.	Certificates of occupancy and permits

12.	Copies of any notices from any governmental or quasi-governmental agency currently affecting the Property.

13.	All warranties and guaranties presently in effect concerning any equipment, fixtures, systems, components or other portions or aspects of the Property.

14.	Operating statements for the prior three years and year-to-date (the “Operating Statements”), itemizing income, expenses, including common area maintenance charges, operating expense reimbursements by the Tenants (if any), capital expenditures.

15.	Tenant ledgers for the Tenants for prior three years.

24

EXHIBIT D

GRANT DEED

[Signatures on following page.]

25

IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of ___________, 2026.

GRANTOR:

901 CORPORATE CENTER, LP
A California limited partnership

By:
Name:
Its:

26

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of	)

On ________________________,	before me,	____________________________________,
(insert name and title of the officer)

Notary Public, personally appeared , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________ (Seal)

27

EXHIBIT “1” TO GRANT DEED

DESCRIPTION OF PROPERTY

[To be attached]

28

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases dated as of _______, 2026 (this “Agreement”) is entered into by and between 901 CORPORATE CENTER, LP, a California limited partnership (“Assignor”) and _______, a _______(“Assignee”).

WHEREAS, pursuant to that certain Agreement of Purchase and Sale and Escrow Instructions dated _______, 2026 (the “Purchase Agreement”), Assignor has agreed to transfer to Assignee that certain Property more particularly described on Exhibit A annexed hereto, pursuant to the Purchase Agreement.

WHEREAS, the Property is currently occupied by those certain tenants (the “Tenant”) under the Tenant Leases, as amended (such leases and all amendments described in Exhibit B attached hereto) (the “Tenant Leases”); and

WHEREAS, pursuant to the Purchase Agreement, Assignor desires to assign its right, title and interest as lessor under the Tenant Leases to Assignee, and Assignee wishes to assume the obligations of Assignor as lessor under the Tenant Leases.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct and incorporated by reference herein.

2. Definitions. Except as provided herein, capitalized terms used herein shall have the meanings set forth in the Purchase Agreement.

3. Assignment. As of the date hereof (the “Effective Date”), Assignor hereby assigns, conveys, transfers, and sets over to Assignee all of Assignor’s right, title and interest as lessor in, to, and under the Tenant Leases.

4. Assumption. As of the Effective Date, Assignee hereby assumes all of Assignor’s rights, interests, and obligations as lessor in, to, and under the Tenant Leases accruing and arising after the Effective Date.

5. Effect of Assignment. This Assignment shall constitute a direction and full authority to any person or entity that is a party to any of the Tenant Leases to perform its obligation under the Tenant Leases for the benefit of Assignee without further proof to any such party of the assignment to Assignee of the Tenant Leases.

6. Notice. Any notice, demand, request, consent, approval, or communication that the parties desire or are required to give to one another shall be sent in the manner required by the Purchase Agreement.

7. Governing Law. This Assignment shall be governed and construed in accordance with the laws of the State of California.

8. Binding Effect. This Assignment shall be binding upon Assignor, Assignee and their respective legal representatives, successors and assigns.

9. Counterparts. This Assignment may be executed in counterparts, and all such counterparts together shall constitute one and the same instrument.

[Signature Page(s) to Follow]

29

IN WITNESS WHEREOF, the parties hereto have executed this document as of the date and year first above written.

ASSIGNOR:

901 CORPORATE CENTER, LP,
a California limited partnership

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

30

EXHIBIT A

Legal Description

31

EXHIBIT B

Schedule of Leases

[to be provided]

32

EXHIBIT F

BILL OF SALE

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, 901 CORPORATE CENTER, LP, a California limited partnership ( “Seller / Transferor”), hereby transfers, conveys and assigns to________________, a __________________ (“Buyer / Transferee”), its successors and assigns forever, all of Transferor’s right, title and interest in and to all personal property of Transferor located at and used in connection with that certain Real Property, more particularly described in Exhibit “A” attached hereto (collectively, the “Transferred Property”).

Capitalized terms used in this Bill of Sale or the exhibits attached hereto and not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement of Purchase and Sale and Escrow Instructions (the “Agreement”) dated as of ________, 2026, by and between Transferor, as Seller, and Transferee, as Buyer. To the extent that this instrument conflicts or is inconsistent with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall prevail.

1. Transferee hereby accepts the Transferred Property in its current “AS-IS/WHERE IS” condition “WITH ALL FAULTS” as of the date hereof. The Transferred Property shall be free from any liens, encumbrances or security interests of any kind or nature other than the Permitted Exceptions.

2. This Bill of Sale may be relied upon as conclusive proof that each and all of the Transferred Property has been transferred to Transferee.

3. This Bill of Sale has been prepared, negotiated and executed, and shall be construed in accordance with, the laws of the State of California.

4. Transferor covenants and agrees with Transferee to hereafter furnish to Transferee such further conveyance documents and consents as Transferee may reasonably require in furtherance of this Bill of Sale or to carry out the intent hereof.

5. This Bill of Sale shall be binding upon Transferor, Transferee and their respective legal representatives, successors and assigns.

6. This Bill of Sale may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall form a single original document.

[signature page follows]

33

IN WITNESS WHEREOF, Transferor has executed this Bill of Sale as of ____________, 2026.

“SELLER / TRANSFEROR”

901 CORPORATE CENTER, LP,
a California limited partnership

By:
Name:
Title:

“BUYER / TRANSFEREE”

a

By:
Name:
Title:

34

PROPERTY DESCRIPTION

[To be attached]

35

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made this _____ day of ______ 2026 (“Effective Date”), by and between 901 CORPORATE CENTER, LP, a California limited partnership (“Assignor”), and a _____ (“Assignee”).

WITNESSETH

A. Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Escrow Instructions dated as of _______, 2026 (as amended from time to time, the “Agreement”) with respect to the sale of the real property described on Exhibit A attached hereto (the “Property”).

B. Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all “Contracts” (collectively, the “Contracts”) (as defined in the Agreement) identified on Exhibit B attached hereto and incorporated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1. Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date all of Assignor’s right, title and interest in and to the Contracts.

2. Assignee hereby accepts such Assignment and agrees to be bound by all of the terms and provisions of the Contracts, and agrees to perform, pay and discharge in full when due all of Assignor’s liabilities and obligations associated with, or related to the performance by Assignor of any of the terms, covenants and conditions imposed upon Assignor under the Contracts, in each case solely with respect to acts, events or omissions which first occur during the period from and after the Effective Date. Assignor shall retain responsibility for any and all losses, costs, damages and liabilities and expenses accruing under the Contracts prior to the Effective Date of this Assignment.

3. Assignee hereby agrees to indemnify, defend and hold Assignor harmless with respect to any and all liabilities, losses, claims, demands, damages, causes of action, costs, judgments (collectively, “Claims”) arising or resulting from Assignee’s failure to perform any of its obligations accruing under the Contracts after the Effective Date of this Assignment. Assignor hereby agrees to indemnify, defend and hold Assignee harmless with respect to any and all Claims arising or resulting from Assignor’s failure to perform any of its obligations accruing under the Contracts prior to the Effective Date. For the avoidance of doubt, a Claim is deemed to accrue under this paragraph at such time as the underlying action or failure to perform occurred, even if the Claim is not known until a later date.

4. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party, as determined by a final non-appealable order by a court of competent jurisdiction, shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

5. This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

6. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

7. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same agreement.

8. This Assignment is not intended, nor shall it be construed, to create any third-party beneficiary rights in any person who is not a party to this Assignment.

9. If any term of this Assignment or the application of such term to a person or circumstance shall to any extent be declared invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected by it, and each term of this Assignment shall remain valid and enforceable to the fullest extent permitted by law.

10. The respective representations, warranties, covenants, and obligations of Assignor under this Assignment shall be joint and several as to each party comprising Assignor.

[Signature Page(s) to follow.]

36

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

901 CORPORATE CENTER, LP,
a California limited partnership

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

37

EXHIBIT A

Legal Description

[to be provided]

38

EXHIBIT B

Contracts

[to be provided]

39

EXHIBIT H

OMNIBUS ASSIGNMENT AND ASSUMPTION

OMNIBUS ASSIGNMENT AND ASSUMPTION, dated as of ______, 2026 (this

“Assignment”), between 901 CORPORATE CENTER, LP, a California limited partnership (“Assignor”), a __________ having an address at ___________ and _____________, a ______________ having an address at ________ (“Assignee”).

BACKGROUND

This Assignment is being executed and delivered pursuant to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of _________, 2026 (the “Purchase Agreement”) among Assignor, as seller, and Assignee, as buyer. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

ASSIGNMENT AND ASSUMPTION

In consideration of Ten ($10.00) Dollars in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign, transfer and set over unto Assignee, all of Assignor’s right, title and interest in and to:

(i) to the extent assignable, all intangible property relating to the Property;

(ii) to the extent they may be transferred, all licenses, permits, consents, approvals, entitlements, certificates and authorizations presently issued in connection with the ownership, operation, development and/or construction of all or any part of the Property;

(iii) to the extent assignable, all warranties, if any, issued to the Assignor by any manufacturer or contractor in connection with construction or installation of equipment or any component of the Improvements included as part of the Property; and

(iv) to the extent in Assignor’s possession or control, all surveys, architectural, consulting and engineering blueprints, plans and specifications and all of Seller’s books and records relating to the development, construction and/or operation of the Property.

TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Purchase Agreement.

This Assignment is made without representation or warranty except and to the extent as set forth in the Purchase Agreement.

Nothing expressed or implied in this Assignment is intended to confer upon any person, other that the parties hereto, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Assignment.

40

In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Assignment, the terms of the Purchase Agreement shall govern.

This Assignment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of California.

This Assignment and the terms and provisions hereof shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of Assignor and Assignee.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Assignment to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Omnibus Assignment and Assumption as of this day of _____________, 20 .

ASSIGNOR:

901 CORPORATE CENTER, LP,
a California limited partnership

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

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EXHIBIT I

CERTIFICATE OF NON-FOREIGN STATUS

901 Corporate Center, LP a California limited partnership (the “Transferor”), is the transferor of interest in that certain real property located in the City of Monterey Park, County of Los Angeles, State of California (the “Property”).

Section 1445 of the Internal Revenue Code of 1986 (the “Code”) provides that a transferee of a U. S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of _______, 2026, by and between Transferor, as Seller, and ______, a California ______, as Buyer, Transferor hereby certifies the following:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder.

2.	The U. S. employer number of Transferor is: ___________________

3.	The address of Transferor is:
______________________
______________________
______________________

It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

[signature page follows]

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Under penalty of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Date: ______, 20 ____

“TRANSFEROR”

901 CORPORATE CENTER, LP,
a California limited partnership

By:
Name:
Title:

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EXHIBIT J

GENERAL CONDITIONS OF ESCROW HOLDER

[To be attached.]

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EXHIBIT K

TENANT ESTOPPEL CERTIFICATE

[Inserted as the immediate following page.]

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EXHIBIT L

SELLER ESTOPPEL CERTIFICATE

[Inserted as the immediate following page.]

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